News Release

Mattson Technology Contact	Investor & Media Contact
Andy Moring	Laura Guerrant-Oiye
Mattson Technology, Inc.	Guerrant Associates
tel 510-657-5900	tel 808-882-1467
fax 510-492-5963	fax 808-882-1267
andy.moring@mattson.com	lguerrant@guerrantir.com

FOR IMMEDIATE RELEASE

MATTSON TECHNOLOGY, INC. REPORTS RESULTS
FOR THE FIRST QUARTER 2009

FREMONT, Calif. — April 29, 2009 — Mattson Technology, Inc. (Nasdaq: MTSN), a leading supplier of advanced process equipment used to manufacture semiconductors, today announced results for its first quarter of 2009 (ended March 29, 2009).

First Quarter 2009 Financial Results
Net sales for the first quarter were $5.6 million, compared to $13.1 million in the fourth quarter, and $48.7 million in the first quarter of 2008. Gross margin for the first quarter was negative $7.9 million, compared to $0.6 million in the fourth quarter, and $20.8 million in the first quarter of 2008. The decline in gross margin is primarily attributable to manufacturing under-absorption at these low revenue volumes, and $9.3 million of additional reserves for excess inventory and vendor commitments.

Operating expenses for the first quarter were $20.4 million, compared to $60.1 million in the fourth quarter and $24.7 million for the first quarter of 2008. First quarter operating expenses included charges of $0.9 million relating to prior year restructuring plans. Operating expenses for the fourth quarter included $30.9 million related to restructuring charges, and the impairment of goodwill, intangibles and long-lived assets. Operating expenses for the fourth quarter also included $5.5 million in SG&A costs related to accelerated amortization on evaluation tools placed at customer sites and incremental receivable reserves.

Net loss for the first quarter was $27.2 million, or $0.55 loss per share, compared with a net loss of $60.5 million, or $1.22 loss per share, for the fourth quarter and net loss of $4.2 million, or $0.09 loss per share, for the first quarter of 2008. Included in the net loss for the first quarter were restructuring charges of $0.9 million or $0.02 loss per share compared to restructuring and impairment charges totaling $30.9 million or $0.62 loss per share in the fourth quarter.

Cash, cash equivalents and short-term investments at the end of the first quarter were $91.6 million, compared to $103.4 million at the end of the fourth quarter. The rate of decrease in cash slowed as compared to prior periods, despite lower revenue levels. Cash decreased by $11.8 million in the first quarter, compared to a decrease of $14.3 million in the fourth quarter and a decrease of $18.0 million in the third quarter.

David L. Dutton, Mattson Technology's president and chief executive officer, noted, "Our strict cost containment measures have resulted in reduced operating expenses of approximately 30 percent over the past six months, and we have continued to achieve our stated cash targets."

Dutton also commented on the current momentum in business conditions. "Recently, there have been incrementally positive indications from the market that the industry is showing signs of stabilization. Industry utilization rates have improved, and specific to Mattson Technology, customer activity has increased, particularly involving technologies in our new product portfolio. The recently announced follow-on order for our Nexion™ etch systems is testament to the differentiated and advanced technical solutions that we provide to our global customer base."

- More -

MATTSON REPORTS 2009 FIRST QUARTER RESULTS	Page 2 of 4

Attached to this news release are preliminary unaudited condensed consolidated statements of operations and balance sheets.

Conference Call
On Wednesday, April 29, 2009, at 2:00 PM Pacific Time (5:00 PM Eastern Time), Mattson Technology will hold a conference call to review the following topics: 2009 first quarter financial results, current business conditions, the near-term business outlook and guidance for the second quarter of 2009. The conference call will be simultaneously webcast at www.mattson.com under the "Investors" section. In addition to the live webcast, a replay will be available to the public on the Mattson Technology website for one week following the live broadcast.

To access the live conference call, please dial (719) 325-4779.

Mattson will also webcast a slide presentation in conjunction with the conference call, which can also be accessed at www.mattson.com under the "Investors" section.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements regarding the Company's future prospects and plans, including, but not limited to: our cost reduction plans, potential future earnings cash flow and other financial results, future customer demand and industry conditions, and the market acceptance of Company products. Forward-looking statements address matters that are subject to a number of risks and uncertainties that can cause actual results to differ materially. Such risks and uncertainties include, but are not limited to: end-user demand for semiconductors; customer demand for semiconductor manufacturing equipment; the timing of significant customer orders for the Company's products; customer acceptance of delivered products and the Company's ability to collect amounts due upon shipment and upon acceptance; the Company's ability to timely manufacture, deliver and support ordered products; the Company's ability to bring new products to market and to gain market share with such products; customer rate of adoption of new technologies; risks inherent in the development of complex technology; the timing and competitiveness of new product releases by the Company's competitors; the Company's ability to align its cost structure with market conditions; and other risks and uncertainties described in the Company's Forms 10-K, 10-Q and other filings with the Securities and Exchange Commission. Results for the current quarter are preliminary and subject to adjustment. The Company assumes no obligation to update the information provided in this news release.

About Mattson Technology, Inc.
Mattson Technology, Inc. designs, manufactures and markets semiconductor wafer processing equipment used in the fabrication of integrated circuits. We are a leading supplier of plasma and rapid thermal processing equipment to the global semiconductor industry. Through manufacturing and design innovation, we have produced technologically advanced systems that provide productive and cost effective solutions for customers fabricating current- and next-generation semiconductor devices. For more information, please contact Mattson Technology, Inc., 47131 Bayside Parkway, Fremont, CA, 94538. Telephone: (800) MATTSON/(510) 657-5900. Internet: www.mattson.com.

MATTSON REPORTS 2009 FIRST QUARTER RESULTS	Page 3 of 4

MATTSON TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended
	March 29,	December 31,	March 30,
	2009	2008	2008
Sales
Products	$ 4,699	$ 11,620	$ 46,692
Services	873	1,445	1,963
Net sales	5,572	13,065	48,655
Cost of sales
Products	13,130	12,080	27,111
Services	357	388	710
Cost of sales	13,487	12,468	27,821
Gross margin	(7,915)	597	20,834
Operating expenses:
Research, development and engineering	6,650	9,375	7,846
Selling, general and administrative	12,854	19,715	16,775
Amortization of intangibles	-	128	128
Restructuring charges	918	3,374	-
Impairment of goodwill	-	18,076	-
Impairment of intangibles and long-lived assets	-	9,431	-
Total operating expenses	20,422	60,099	24,749
Loss from operations	(28,337)	(59,502)	(3,915)
Interest and other income (expense), net	1,272	671	(167)
Loss before income taxes	(27,065)	(58,831)	(4,082)
Provision for income taxes	162	1,625	134
Net loss	$ (27,227)	$ (60,456)	$ (4,216)
Net loss per share:
Basic	$ (0.55)	$ (1.22)	$ (0.09)
Shares used in computing net loss per share:
Basic	49,703	49,614	49,362

MATTSON REPORTS 2009 FIRST QUARTER RESULTS	Page 4 of 4

MATTSON TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 29,	December 31,
	2009	2008
	(unaudited)	(1)

ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$ 91,580	$ 103,387
Accounts receivable, net	2,921	14,477
Advance billings	-	140
Inventories	39,756	48,410
Inventories - delivered systems	-	956
Prepaid expenses and other assets	5,974	5,765
Total current assets	140,231	173,135
Property and equipment, net	26,674	27,144
Other assets	7,626	7,932
Total assets	$ 174,531	$ 208,211

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 5,100	$ 7,205
Accrued liabilities	20,040	21,241
Deferred revenue	2,584	4,198
Total current liabilities	27,724	32,644

Income taxes payable, non-current	12,708	13,467
Other liabilities	4,931	5,264
Total liabilities	45,363	51,375

Stockholders' equity:
Common stock	54	54
Additional paid-in capital	629,484	628,632
Accumulated other comprehensive income	18,962	20,255
Treasury stock	(37,986)	(37,986)
Accumulated deficit	(481,346)	(454,119)
Total stockholders' equity	129,168	156,836
Total liabilities and stockholders' equity	$ 174,531	$ 208,211

(1) Derived from audited financial statements